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                                                                    EXHIBIT 10.4


                       EMPLOYEE BENEFIT MATTERS AGREEMENT

     This EMPLOYEE BENEFIT MATTERS AGREEMENT (this "Agreement") is dated as of ____________, 2002, by and between IMPCO Technologies, Inc., a Delaware corporation ("IMPCO") and Quantum Fuel Systems Technologies Worldwide, Inc., a Delaware corporation ("Quantum").

     WHEREAS, in accordance with that certain Contribution and Distribution Agreement, dated _________, 2002, between IMPCO and Quantum (the "Distribution Agreement"), IMPCO is contributing to Quantum certain assets relating to the Automotive OEM Business as part of a restructuring of IMPCO to separate from IMPCO all of the Automotive OEM Business;

     WHEREAS, in order to further effect the foregoing separation, the Board of Directors of IMPCO has determined that it is appropriate, desirable and in the best interests of IMPCO and its businesses as well as of the holders of shares of common stock, par value $0.001 per share, of IMPCO (the "IMPCO Common Stock"), for IMPCO to distribute to the holders of the IMPCO Common Stock all the outstanding shares of common stock, par value $0.01 per share, of Quantum (the "Quantum Common Stock") as set forth in the Distribution Agreement; and

     WHEREAS, IMPCO and Quantum have determined that it is necessary and desirable to allocate and assign responsibility for certain employee benefit matters in respect of such entities on and after the Effective Time (as defined herein).

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, IMPCO and Quantum agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

     SECTION 1.1 DEFINITIONS. Capitalized terms used in this Agreement and not defined herein shall have the meanings that such terms have in the Distribution Agreement. As used in this Agreement, the following terms shall have the following meanings:

     "Action" shall mean any action, suit, arbitration, inquiry, proceeding or investigation by or before any court, any governmental or other regulatory or administrative agency, body or commission or any arbitration tribunal.

     "Affiliate" shall mean, when used with respect to a Person, another Person that controls, is controlled by, or is under common control (within the meaning of Section 414(b), (c), (m) or (o) of the Code) with the Person specified.

     "Ancillary Agreements" shall mean all of the written agreements, instruments, assignments or other written arrangements (other than this Agreement and the Distribution Agreement) entered into in connection with the transactions contemplated by this Agreement and the Distribution Agreement.

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     "Assets" shall have the meaning set forth in Section 1.1(j) of the
Distribution Agreement.

     "Board of Directors" shall mean, when used with respect to a specified corporation, the board of directors of the corporation so specified.

     "Business Entity" shall mean any corporation, partnership, limited liability company or other entity which may legally hold title to Assets.

     "COBRA" shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and the regulations promulgated thereunder, including any successor legislation.

     "Code" shall mean the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, including any successor legislation.

     "Distribution" shall mean the distribution on the Distribution Date to holders of record of shares of IMPCO Common Stock as of the Distribution Record Date of the Quantum Common Stock owned by IMPCO on the basis of [___] shares of Quantum Common Stock for every [___] outstanding shares of IMPCO Common Stock.

     "Distribution Agreement" shall have the meaning set forth in the recitals hereto.

     "Distribution Date" shall mean [_____________], 2002.

     "Distribution Record Date" shall mean such date as may be determined by IMPCO's Board of Directors as the record date for the Distribution.

     "Effective Time" shall mean 11:59 p.m. Eastern Time, on the Distribution Date.

     "Employee Benefit Litigation Liability" shall mean, with respect to a Business Entity a liability relating to a controversy, dispute or claim arising out of, in connection with or in relation to the interpretation, performance, nonperformance, validity or breach of an Employee Benefit Plan of such Business Entity or otherwise arising out of, or in any way related to such Employee Benefit Plan, including, without limitation, any claim based on contract, tort, statute or constitution.

     "Employee Benefit Plans" shall mean, with respect to a Business Entity, all "employee benefit plans" (within the meaning of Section 3(3) of ERISA), "multiemployer plans" (within the meaning of Section 3(37) of ERISA), retirement, pension, savings, profit-sharing, welfare, stock purchase, stock option, equity-based, severance, employment, change-in-control, fringe benefit, collective bargaining, bonus, incentive, deferred compensation, worker's compensation and all other employee benefit plans, agreements, programs, policies or other arrangements (including any funding mechanisms therefor), whether or not subject to ERISA, whether formal or informal, oral or written, legally binding or not, under which (i) any past, present or future employee of the Business Entity or its Subsidiaries has a right to benefits and (ii) the Business Entity or its Subsidiaries has (or could have) any liabilities.

     "Employee Benefit Records" shall mean all agreements, documents, books, records or files relating to the Employee Benefit Plans of IMPCO and Quantum.

                                       2

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     "Employee Transfer Date" shall mean ____________, 2002.

     "Employee Welfare Benefit Plans" shall mean, with respect to a Business Entity, all Employee Benefit Plans that are "welfare plans" within the meaning of Section 3(1) of ERISA.

     "Employer Stock" shall mean, after the Distribution Date, Quantum Common Stock credited to the Non-Employer Stock Accounts of a Quantum Employee and IMPCO Common Stock credited to the Non-Employer Stock Account of an IMPCO Retained Employee in the respective savings plan in which such employee participates, pursuant to Section 2.4.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder, including any successor legislation.

     "Former Quantum Employee" shall mean any person employed at any time by the IMPCO Group or the Quantum Group primarily in connection with the Quantum Business and who is, at the Employee Transfer Date, no longer employed by the IMPCO Group or the Quantum Group.

     "FSA Accounts" shall have the meaning set forth in Section 4.3 of this Agreement.

     "IMPCO" shall have the meaning set forth in the recitals hereto.

     "IMPCO Common Stock" shall have the meaning set forth in the recitals hereto.

     "IMPCO Deferred Compensation Plan" shall mean the IMPCO Technologies, Inc. Deferred Compensation Plan, as in effect from time to time.

     "IMPCO Employees" shall mean persons who, at any time prior to the Employee Transfer Date, were employed by the IMPCO Group.

     "IMPCO Flexible Benefits Plan" shall mean the IMPCO Technologies, Inc. Premium Only Plan, a "cafeteria plan" within the meaning of Section 125 of the Code.

     "IMPCO Group" shall mean IMPCO (other than any member of the Quantum Group) and each person that is a Subsidiary of IMPCO immediately prior to the Employee Transfer Date.

     "IMPCO Nonqualified Plans" shall have the meaning as set forth in Section
4.1 of this Agreement.

     "IMPCO Retained Employees" shall mean persons who, immediately after the Employee Transfer Date, are employed by the IMPCO Group (including persons who would otherwise be deemed to be IMPCO Retained Employees who are absent from work by reason of disability or leave of absence and inactive employees treated as such by agreement therewith) but shall not include any persons who are or become Quantum Employees on or after such date.

     "IMPCO Savings Plan" shall mean the IMPCO Technologies, Inc. Investment and Tax Savings Plan, as in effect from time to time.

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     "IMPCO Stock Option" shall mean any option to purchase IMPCO Common Stock.

     "IMPCO Stock Option Plans" shall mean the 1989 Incentive Stock Option Plan, the 1991 Executive Stock Option Plan, the 1993 Stock Option Plan for Non-Employee Directors, the 1996 Incentive Stock Option Plan, the 1997 Incentive Stock Option Plan, the 2000 Incentive Stock Option Plan, each as in effect at the Effective Time, and any other stock option plan established by IMPCO or any predecessor before the Distribution Date.

     "IMPCO Supplemental Retirement Plan" shall mean the IMPCO Technologies Inc. Supplemental Retirement Plan, as in effect from time to time.

     "Information Statement" shall mean the Information Statement sent to the holders of shares of IMPCO Common Stock in connection with the Distribution, including any amendment or supplement thereto.

     "Net Difference" shall have the meaning set forth in Section 4.3 of this Agreement.

     "Non-Employer Stock Fund" shall have the meaning set forth in Section 2.4 of this Agreement.

     "Person" shall mean any natural person, Business Entity, corporation, business trust, joint venture, association, company, partnership, limited liability company, other entity or government, or any agency or political subdivision thereof.

     "Plan Transfer Date" shall have the meaning set forth in Section 2.2(b) of this Agreement.

     "Quantum" shall have the meaning set forth in the recitals hereto.

     "Quantum Common Stock" shall have the meaning set forth in the recitals hereto.

     "Quantum Employees" shall mean the IMPCO Employees and such other persons as may be identified in Schedule [___] hereto who, immediately after the Employee Transfer Date, are employed by the Quantum Group (including persons who would otherwise be deemed to be Quantum Employees who are absent from work by reason of disability or leave of absence and inactive employees treated as such by agreement therewith) but shall not include any persons who are or become Quantum Employees on or after such date; provided, however, that the term "Quantum Employee" shall include any persons hired by the Quantum Group on or after the Employee Transfer Date who were not IMPCO Employees prior to the such date.

     "Quantum Group" shall mean Quantum and each Business Entity which is contemplated to remain or become a Subsidiary of Quantum pursuant to the Distribution Agreement.

     "Quantum Savings Plan" shall mean the Savings Plan to be assumed or adopted by Quantum on or prior to the Effective Time.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

                                       4

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     "Service" shall mean the U.S. Internal Revenue Service or any successor entity thereto.

     "Subsidiary" shall mean any corporation, partnership or other entity of which another entity (i) owns, directly or indirectly, ownership interests sufficient to elect a majority of the Board of Directors (or persons performing similar functions) (irrespective of whether at the time any other class or classes of ownership interests of such corporation, partnership or other entity shall or might have such voting power upon the occurrence of any contingency) or
(ii) is a general partner or an entity performing similar functions (e.g., a trustee).

     "Transfer Date" shall have the meaning set forth in Section 4.3 of this Agreement.

                                   ARTICLE II
                              COMPANY SAVINGS PLANS

     SECTION 2.1 IMPCO SAVINGS PLAN. From and after the Employee Transfer Date, IMPCO shall continue to sponsor the IMPCO Savings Plan for the benefit of IMPCO Retained Employees who, prior to such date, were participants thereunder. Active participation of all Quantum Employees in the IMPCO Savings Plan shall cease immediately prior to the Employee Transfer Date, and the trustee of such plan shall not accept further contributions made by or on behalf of the Quantum Employees, other than contributions that accrued prior to the Employee Transfer Date. Except as may be required by Section 411(d)(3) of the Code or other applicable law, nothing contained in this Article II shall have the effect of accelerating the degree to which any individual has a vested interest in the IMPCO Savings Plan or the Quantum Savings Plan.

     SECTION 2.2 QUANTUM SAVINGS PLAN. As of the Employee Transfer Date, Quantum shall adopt a defined contribution plan that is intended to qualify under Sections 401(a) and 40l(k) of the Code (the "Quantum Savings Plan"), under which benefits shall generally be provided for Quantum Employees. Quantum shall take such actions as may be required to permit any electing Quantum Employees to roll over all or any part of their account balances (including any outstanding plan loans) in the IMPCO Savings Plan to the Quantum Savings Plan.

     SECTION 2.3 OUTSTANDING LOANS. With respect to any Quantum Employees who have outstanding plan loans originally made from the IMPCO Savings Plan and who elect to roll over , all plan loan repayments made by Quantum Employees shall be remitted exclusively to the Quantum Savings Plan but only to the extent such plan loans are transferred to the Quantum Savings Plan. Unless expressly contemplated by this Agreement, in no event will the transactions contemplated by this Agreement alter the terms of the applicable notes or the loan provisions of the Quantum Savings Plan or the IMPCO Savings Plan; provided, however, that, with respect to the Quantum Employees, to the extent any outstanding plan loans are rolled over to the Quantum Savings Plan, such plan loans shall not be deemed to be in default solely by reason of such employees' termination of employment with IMPCO.

     SECTION 2.4 EMPLOYER STOCK FUND. Effective as of the Employee Transfer Date, an IMPCO Common Stock fund shall be added as an investment option to the Quantum Savings Plan, and the IMPCO Savings Plan shall provide for both an IMPCO Common Stock fund and a Quantum Common Stock fund as investment options. The Quantum Common Stock


                                       5

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fund in the IMPCO Savings Plan and the IMPCO Common Stock fund in the Quantum
Savings Plan are each referred to as a "Non-Employer Stock Fund" with respect to the applicable Plan. Unless IMPCO and Quantum agree otherwise, each Non-Employer Stock Fund shall be maintained under the respective Plan through ____________, 2002. After such date, IMPCO and Quantum agree to cooperate with each other with respect to the disposition of the stock when either party decides to liquidate or otherwise terminate the Non-Employer Stock Fund in its Savings Plan. In the absence of any agreement regarding such liquidation, the liquidation of each Non-Employer Stock Fund shall be made in a ratable manner over a period of twelve months. The IMPCO Savings Plan and the Quantum Savings Plan shall each provide that, after the Distribution Date, no new contributions may be invested in, and no amounts may be transferred from other investment options to the Non-Employer Stock Fund under the respective Plan (except for the distribution of Quantum Common Stock in respect of outstanding shares of IMPCO Common Stock effected by the Distribution). To the extent the parties determine it is necessary to preserve the tax status of the Distribution under the Code, the IMPCO Savings Plan shall provide that no earnings or dividends under its Non-Employer Stock Fund may be reinvested in Quantum Common Stock and the Quantum Savings Plan shall provide that no earnings or dividends under its Non-Employer Stock Fund may be reinvested in IMPCO Common Stock; provided, however, this requirement shall not prohibit such earnings and dividends from remaining in the applicable Non-Employer Stock Fund as cash or as an amount that is invested in any non-stock investment in such fund.

     SECTION 2.5 ALLOCATION OF LIABILITIES. From and after the Employee Transfer Date, the Quantum Savings Plan shall assume all liabilities relating to the payment of benefits to Quantum Employees in the IMPCO Savings Plan. The IMPCO Group shall retain all other liabilities relating to the IMPCO Savings Plan.

                                   ARTICLE III
                                 EXECUTIVE PLANS

     SECTION 3.1 IMPCO NONQUALIFIED PLANS. From and after the Effective Time, IMPCO shall continue to sponsor the IMPCO Supplemental Retirement Plan and the IMPCO Deferred Compensation Plan (collectively, the "IMPCO Nonqualified Plans") for the benefit of participants thereunder. Active participation of all Quantum Employees in the IMPCO Nonqualified Plans shall cease immediately prior to the Employee Transfer Date, and the trustee(s) of such plans shall not accept further contributions made by or on behalf of the Quantum Employees, other than contributions that accrued prior to the Employee Transfer Date. The IMPCO Nonqualified Plans shall make distributions to Quantum Employees in such manner and at such times as required under the terms of the IMPCO Nonqualified Plans and any applicable payment elections by participants; provided, however, at IMPCO and Quantum's mutual election on or after the Employee Transfer Date, the aggregate deferred account balances of those Quantum Employees in the IMPCO Nonqualified Plans may be transferred from the IMPCO rabbi trust to the Quantum rabbi trust. Upon the completion of such transfer of assets, Quantum shall assume the liabilities for the payment of benefits associated with the transferred assets with respect to the affected Quantum Employees.

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     SECTION 3.2 QUANTUM NONQUALIFIED PLANS. As of the Employee Transfer Date,
Quantum shall adopt a nonqualified deferred compensation plan for the benefit of a select group of management or highly compensated Quantum Employees. In conjunction with adopting such plan, Quantum shall adopt a rabbi trust agreement with terms that are substantially similar to the terms of the IMPCO rabbi trust agreement.

                                   ARTICLE IV
                                  WELFARE PLANS

     SECTION 4.1 EMPLOYEE WELFARE BENEFIT PLANS. From and after the Effective Time, IMPCO shall sponsor its Employee Welfare Benefit Plans for the benefit of IMPCO Retained Employees who, prior to the Effective Time, were receiving benefits under such plans. Active participation of all Quantum Employees in the IMPCO Employee Welfare Benefit Plans shall cease as of 11:59 p.m. Eastern Time on ____________, 2002. From and after such time, Quantum shall sponsor its Employee Welfare Benefit Plans for the benefit of Quantum Employees. Notwithstanding the foregoing, neither IMPCO nor Quantum shall have any obligation to sponsor any specific Employee Welfare Benefit Plan from or after the Employee Transfer Date.

     SECTION 4.2 DOLLAR LIMITS. With respect to any medical and dental plan that may be sponsored by Quantum from and after __________, 2002, Quantum shall give effect (subject to approval by applicable insurers), in determining any deductible, maximum out-of-pocket limitations and annual plan maximums, to claims incurred during 2002 prior to __________, 2002 by Quantum Employees under similar plans maintained by IMPCO (or any Affiliate thereof) for their benefit immediately prior to __________, 2002.

     SECTION 4.3 FLEXIBLE SPENDING ACCOUNTS. As of the Employee Transfer Date, Quantum shall adopt a Code Section 125 plan for the benefit of the Quantum Employees, the material terms of which plan shall be substantially similar to those of the IMPCO Code Section 125 plan. Active participation of all Quantum Employees in the IMPCO Code Section 125 plan shall cease immediately prior to the Employee Transfer Date, and such plan shall not accept further contributions made by or on behalf of the Quantum Employees, other than contributions that accrued prior to the Employee Transfer Date. With respect to amounts deferred into the IMPCO Code Section 125 plan by Quantum Employees prior to the Employee Transfer Date, such amounts shall remain available for reimbursement of qualified medical and dependent care expenses incurred prior to the Employee Transfer Date for a period of time to be mutually agreed upon by IMPCO and Quantum (the "Run-out Period"). Any claims relating to expenses incurred prior to the Employee Transfer Date that are not submitted to IMPCO prior to the end of the Run-out Period shall not be eligible for reimbursement. Any amounts deferred by Quantum Employees under the IMPCO Plan that are not paid out in connection with claims submitted prior to the end of the Run-out Period shall be forfeited. Reimbursement for medical and dependent care expenses incurred after the Employee Transfer Date shall be subject to the terms of the Quantum Code
Section 125 Plan.

                                       7

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     SECTION 4.4 ALLOCATION OF LIABILITIES.

     (a) Except to the extent welfare benefits are funded by employee contributions, the IMPCO Group shall retain responsibility for and continue to pay all premiums, expenses and benefits relating to the IMPCO Employee Welfare Benefit Plans with respect to claims incurred (for self-insured plans) or premiums due (for insured plans) (i) prior to ____________, 2002 by IMPCO Employees (including Quantum Employees participating in such IMPCO Welfare Benefit Plans prior to ____________, 2002) as well as their covered dependents and (ii) from and after ____________, 2002, by IMPCO Retained Employees as well as their covered dependents.

     (b) Except to the extent welfare benefits are funded by employee contributions, the Quantum Group shall assume responsibility for and pay all premiums, expenses and benefits relating to the Quantum Group Employee Welfare Benefit Plans with respect to claims incurred (for self-insured plans) or premiums due (for insured plans) from and after ____________, 2002 by Quantum Employees as well as their covered dependents.

     (c) For the purposes of this Section 4.4, a claim is deemed incurred when the services that are the subject of the claim are performed; in the case of life insurance, when the death occurs; in the case of long-term disability, when the disability occurs; and, in the case of a hospital stay, when the employee first enters the hospital. Notwithstanding the foregoing, claims incurred by any employee of a pre-Distribution Subsidiary of IMPCO or their covered dependents under any Employee Welfare Benefit Plan maintained by such Subsidiary solely for the benefit of its employees and their dependents shall, whether incurred prior to, on or after ____________, 2002, be the sole responsibility and liability of that Subsidiary.

     (d) The IMPCO Group shall be responsible for making COBRA coverage available with respect to any IMPCO Employees and Quantum Employees (and their covered dependents) who experience a "qualifying event" on or before ____________, 2002, including without limitation any such event arising from the transactions contemplated in this Agreement. The Quantum Group shall be responsible for making COBRA coverage available with respect to the Quantum Employees (and their covered dependents) under any applicable Quantum Employee Benefit Plans subsequent to ____________, 2002. Notwithstanding the foregoing, a pre-Distribution Subsidiary of IMPCO shall be responsible for all COBRA coverage for its former employees and covered dependents who participated in a plan maintained solely for their benefit whether the applicable event occurs prior to, on or after ____________, 2002.

                                    ARTICLE V
                               EQUITY-BASED PLANS

     SECTION 5.1 IMPCO STOCK OPTIONS. IMPCO Stock Options shall be treated as follows:

     (a) As of the Distribution Record Date, each outstanding IMPCO Stock Option that remains outstanding at the Effective Time (each an "IMPCO Option") shall be adjusted as set forth in this Section 5.1. Each IMPCO Option shall be converted (an "Adjusted Option"), as of

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the Distribution Record Date, into two options: an option (the "IMPCO Adjusted
Option") to purchase the same number of shares of IMPCO Common Stock covered by the IMPCO Option and as to which the IMPCO Option has not been exercised as of the Distribution Date ("IMPCO Option Number") and an option (the "Quantum Option") to purchase a number of shares of Quantum Common Stock equal to the IMPCO Option Number times a fraction, the numerator of which is the total number of shares of Quantum Common Stock distributed to IMPCO stockholders in the Distribution and the denominator of which is the total number of shares of IMPCO Common Stock outstanding on Distribution Record Date (the "Distribution Ratio"). The terms of the IMPCO Adjusted Option and the Quantum Option (other than the exercise price and the number of shares) shall be substantially the same as the IMPCO Option.

     (b) The exercise prices per share for each IMPCO Adjusted Option and the Quantum Option shall be established, as set forth in Schedule 5.1(b) hereto, in a manner so that: (a) the aggregate "intrinsic value" (i.e. the market value of the stock underlying the option, less the exercise price of such option, multiplied by the number of shares then covered by such option) after the Distribution of the IMPCO Adjusted Option plus the Quantum Option is not greater than the intrinsic value of the related IMPCO Option immediately prior to the Distribution, and (b) the ratio of the exercise price per option to the market value per share after the Distribution is not lower than the ratio of the exercise price of the IMPCO Option to the market value per share of IMPCO Common Stock immediately prior to the Distribution. The determination of the exercise prices for each IMPCO Adjusted Option and Quantum Option shall be made by IMPCO as advised by its professional advisors.

     (c) The Quantum Options to be granted with respect to each Adjusted Option shall be issued under Quantum 2002 Stock Incentive Plan, and Quantum shall take all corporate action and make all required filings under applicable state blue sky laws and the Securities Act to (i) issue the Quantum Options required under this Section 5.1 and (ii) to register or qualify the Quantum Options and/or the underlying shares of Quantum Common Stock so that the shares of Quantum Common Stock acquired upon exercise of each Quantum Option are freely tradable under the Securities Act (except for shares acquired by Affiliates of Quantum) and each applicable state's blue sky laws.

     (d) Exceptions. Certain IMPCO Stock Options described above may not be adjusted as described above, but instead shall be subject to such conditions as the Board of Directors of IMPCO (or the compensation committee thereof) shall determine to the extent necessary to avoid adverse tax consequences to option holders who are not U.S. residents.

     (e) IMPCO and Quantum acknowledge that the adjustment to IMPCO Options under this Article V will be implemented in part by the issuance of the Quantum Options under the terms of the Quantum 2002 Stock Incentive Plan.

     (f) After the Distribution Date, IMPCO Options, regardless of by whom held, shall be settled by IMPCO pursuant to the terms of the applicable IMPCO Stock Option Plan, and Quantum Options, regardless of by whom held, shall be settled by Quantum pursuant to the terms of the Quantum 2002 Stock Incentive Plan.

                                       9

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     SECTION 5.2 ALLOCATION OF LIABILITIES. Except as provided in Article V of the Tax Allocation and Indemnification Agreement, (a) the Quantum Group shall assume all liabilities with respect to awards granted pursuant to the Quantum 2002 Stock Incentive Plan, and (b) the IMPCO Group shall retain all other liabilities with respect to awards granted pursuant to the IMPCO Stock Option Plans (including, but not limited to, awards granted to IMPCO Retained Employees).

                                   ARTICLE VI
                          OTHER EMPLOYEE BENEFIT ISSUES

     SECTION 6.1 EMPLOYEE BENEFIT LITIGATION LIABILITIES. Except as otherwise expressly provided in this Agreement, the Quantum Group shall assume all Employee Benefit Litigation Liabilities that are asserted by Quantum Employees, and the IMPCO Group shall retain all Employee Benefit Litigation Liabilities that are asserted by all other IMPCO Employees.

     SECTION 6.2 WORKERS' COMPENSATION. The IMPCO Group shall retain all liabilities relating to, arising out of, or resulting from workers' compensation claims that were incurred (a) prior to the Effective Time with respect to IMPCO Employees (not including any Quantum Employees) and (b) on and after the Effective Time with respect to IMPCO Retained Employees. The Quantum Group shall retain all liabilities relating to workers' compensation claims that were incurred (a) prior to the Effective Time with respect to Quantum Employees and
(b) on and after the Effective Time with respect to Quantum Employees. For purposes of this paragraph, a claim is deemed incurred upon the occurrence of the event giving rise to eligibility for workers' compensation benefits or upon an occupational disease becoming manifest, as the case may be.

     SECTION 6.3 PAYROLL TAXES AND REPORTING OF COMPENSATION. IMPCO, Quantum and their respective Affiliates agree to take such action as may be reasonably necessary or appropriate to minimize liabilities related to the payroll tax payments of IMPCO, Quantum and each Affiliate after the Effective Time, including without limitation those actions which are consistent with the treatment of Quantum as a successor employer under Treas. Reg. ss. 31.3121(a)(1)-1(b). IMPCO, Quantum and each Affiliate shall bear its own responsibility for payroll tax obligations and for the proper reporting to the appropriate government authorities of compensation earned by their respective employees after the Effective Time, including, subject to Article V of the Tax Allocation and Indemnification Agreement, compensation related to the exercise of stock options.

                                   ARTICLE VII
                           BENEFIT PLAN PARTICIPATION

     SECTION 7.1 IMPCO PLANS. Notwithstanding any provision of this Agreement to the contrary, unless otherwise provided herein, effective as of the Effective Time, all Quantum Employees shall cease participation in all IMPCO Employee Benefit Plans and the Quantum Group shall cease to be a "participating employer" in any of the IMPCO Benefit Plans.

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     SECTION 7.2 QUANTUM PLANS. (a) With respect to any newly created Employee
Benefit Plan sponsored by the Quantum Group after the Employee Transfer Date or the Effective Time, whichever is applicable, the Quantum Group shall cause to be recognized (to the extent applicable) each Quantum Employee's (i) past service with the IMPCO Group to the extent recognized under similar plans maintained by the IMPCO Group immediately prior to the relevant date and (ii) accrued but unused vacation time and sick days, and (b) any Quantum Employee who participated in an IMPCO Employee Benefit Plan immediately prior to the relevant date shall be entitled to immediate participation in any substantially similar Employee Benefit Plan sponsored by the Quantum Group.

     SECTION 7.3 SUBSEQUENT EMPLOYER. If, during the one-year period following the Effective Time, an IMPCO Retained Employee or a Quantum Employee terminates employment with his or her employer and then immediately commences employment with the Quantum Group or the IMPCO Group, respectively, the subsequent employer shall cause to be recognized (to the extent applicable) such employee's past service with the Quantum Group or the IMPCO Group to the extent recognized under any substantially similar plans maintained by the prior employer.

     SECTION 7.4 RIGHT TO AMEND OR TERMINATE. Except as specifically provided herein, nothing in this Agreement shall be construed or interpreted to restrict the IMPCO Group's or the Quantum Group's right or authority to amend or terminate any of their Employee Benefit Plans following the Effective Time.

                                  ARTICLE VIII
                              ACCESS TO INFORMATION

     SECTION 8.1 ACCESS TO INFORMATION. Article IV of the Distribution Agreement shall govern the rights of the IMPCO Group and the Quantum Group with respect to access to information. The term "Records" in that Article shall be read to include all records related to eligibility and benefits information for and the administration of the IMPCO and Quantum Employee Benefit Plans.

                                   ARTICLE IX
                                 INDEMNIFICATION

     SECTION 9.1 INDEMNIFICATION. Except to the extent inconsistent with Article V of the Tax Allocation and Indemnification Agreement, Article III of the Distribution Agreement shall govern the rights of the IMPCO Group and the Quantum Group with respect to indemnification. The term "IMPCO Liabilities" in that Article shall be read to include all liabilities assumed or retained by the IMPCO Group pursuant to this Agreement. The term "Quantum Liabilities" in that Article shall be read to include all liabilities assumed or retained by the Quantum Group pursuant to this Agreement.

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                                    ARTICLE X
                               DISPUTE RESOLUTION

     SECTION 10.1 DISPUTE RESOLUTION. Article VII of the Distribution Agreement shall govern the rights of the IMPCO Group and the Quantum Group with respect to dispute resolution.

                                   ARTICLE XI
                                  MISCELLANEOUS

     SECTION 11.1 COMPLETE AGREEMENT; CONSTRUCTION. This Agreement, including the Exhibits and Schedules (if any), and the Distribution Agreement and Ancillary Agreements shall constitute the entire agreement between the parties with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter. In the event of any inconsistency between this Agreement and any Schedule hereto, the Schedule shall prevail.

     SECTION 11.2 ANCILLARY AGREEMENTS. This Agreement is not intended to address, and should not be interpreted to address, the matters specifically and expressly covered by the Ancillary Agreements.

     SECTION 11.3 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other parties.

     SECTION 11.4 SURVIVAL OF AGREEMENTS. Except as otherwise contemplated by this Agreement, all covenants and agreements of the parties contained in this Agreement shall survive the Distribution Date.

     SECTION 11.5 EXPENSES. Except as otherwise set forth in this Agreement, all costs and expenses in connection with the preparation, execution, delivery and required implementation of this Agreement shall be charged to and paid by the parties in accordance with Section 9.5 of the Distribution Agreement.

     SECTION 11.6 NOTICES. All notices and other communications hereunder shall be in writing and hand delivered or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other addresses for a party as shall be specified by like notice) and will be deemed given on the date on which such notice is received, as evidenced by written receipt, acknowledgement or other evidence of actual receipt:

     if to IMPCO, to:

          IMPCO Technologies, Inc.
          16804 Gridley Place
          Cerritos, CA 90703
          Telecopy: (562) 924-8069

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



          Attn: Chief Financial Officer

     with a copy to:

          Morrison & Foerster LLP
          555 West Fifth Street
          Los Angeles, CA 90013
          Telecopy: (213) 892-5641
          Attn: Johnathan F. Atzen, Esq.

     if to Quantum, to:

          Quantum Fuel Systems Technologies Worldwide, Inc.
          17872 Cartwright Road
          Irvine, CA 92614
          Telecopy: (949) 474-3086
          Attn:  Chief Executive Officer

     with a copy to:

          Morrison & Foerster LLP
          555 West Fifth Street
          Los Angeles, CA 90013
          Telecopy: (213) 892-5641
          Attn: Johnathan F. Atzen, Esq.

     SECTION 11.7 WAIVERS. The failure of any party to require strict performance by any other party of any provision in this Agreement will not waive or diminish that party's right to demand strict performance thereafter of that or any other provision hereof.

     SECTION 11.8 AMENDMENTS. Subject to the terms of Section 11.11 hereof, this Agreement may not be modified or amended except by an agreement in writing signed by each of the parties hereto.

     SECTION 11.9 ASSIGNMENT. This Agreement shall not be assignable, in whole or in part, directly or indirectly, by operation of law or otherwise, by any party hereto without the prior written consent of the other parties hereto, and any attempt to assign any rights or obligations arising under this Agreement without such consent shall be void.

     SECTION 11.10 SUCCESSORS AND ASSIGNS. The provisions to this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

     SECTION 11.11 TERMINATION. This Agreement may be terminated and may be amended, modified or abandoned at any time prior to the Distribution by and in the sole discretion of IMPCO without the approval of the shareholders of IMPCO. In the event of such termination, no party shall have any liability of any kind to any other party or any other person.

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


After the Distribution, this Agreement may not be terminated except by an agreement in writing signed by the parties.

     SECTION 11.12 SUBSIDIARIES. Each of the parties hereto shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth herein to be performed by any Subsidiary of such party or by any entity that is contemplated to be a Subsidiary of such party on and after the Distribution Date.

     SECTION 11.13 THIRD PARTY BENEFICIARIES. This Agreement is solely for the benefit of the parties hereto and their respective Subsidiaries and Affiliates and shall not be deemed to confer upon third parties any remedy, claim, liability, reimbursement, claim of action, accelerated entitlement to any compensation or benefit, or other right.

     SECTION 11.14 FIDUCIARY MATTERS; CONSENT OF THIRD PARTIES. IMPCO and Quantum each acknowledge that actions required to be taken pursuant to this Agreement may be subject to fiduciary duties or standards of conduct under ERISA or other applicable law, and no party shall be deemed to be in violation of this Agreement if it fails to comply with any provisions hereof based upon its good faith determination that to do so would violate such a fiduciary duty or standard. If any provision of this Agreement is dependent on the consent of any third party and such consent is withheld, IMPCO and Quantum shall use their reasonable best efforts to implement the applicable provisions of this Agreement to the full extent practicable. If any provision of this Agreement cannot be implemented due to the failure of such third party to consent, IMPCO and Quantum shall negotiate in good faith to implement the provision in a mutually satisfactory manner.

     SECTION 11.15 TITLE AND HEADINGS. Titles and headings to sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

     SECTION 11.16 EXHIBITS AND SCHEDULES. The Exhibits and Schedules, if any, shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein.

     SECTION 11.17 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF CALIFORNIA.

     SECTION 11.18 CONSENT TO JURISDICTION. Without limiting the provisions of
Article X hereof, each of the parties irrevocably submits to the exclusive jurisdiction of (a) the Superior Court of the State of California, Los Angeles County, and (b) the United States District Court for the Central District of California, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each of the parties agrees to commence any action, suit or proceeding relating hereto either in the United States District Court for the Central District of California or if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the Superior Court of the State of California, Los Angeles County. Each of the parties further agrees that service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth above shall be effective service of process for any action, suit or proceeding in California with respect to any matters to which it has submitted to jurisdiction in this Section 11.18. Each of the parties irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (i) Superior Court of the State of California, Los Angeles County, or (ii) the United States District Court for the Central District of California, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

     SECTION 11.19 SEVERABILITY. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

     SECTION 11.20 GOVERNMENTAL NOTICES; COOPERATION. Notwithstanding anything in this Agreement to the contrary, all actions contemplated herein with respect to Employee Benefit Plans which are to be consummated pursuant to this Agreement shall be subject to such notices to, and/or approvals by, the Service (or any other governmental agency or entity) as are required or deemed appropriate by such Employee Benefit Plan's sponsor. Each of IMPCO and Quantum agrees to use its commercially reasonable efforts to cause all such notices and/or approvals to be filed or obtained, as the case may be. Each party hereto shall reasonably cooperate with the other parties with respect to any government filings, employee notices or any other actions reasonably necessary to maintain and implement the Employee Benefit Plans covered by this Agreement.

     SECTION 11.21 FURTHER ASSURANCES. From time to time, as and when reasonably requested by any other party hereto, each party hereto shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions as such other party may reasonably deem necessary or desirable to effect the purposes of this Agreement and the transactions contemplated hereunder.

IN WITNESS WHEREOF, the parties have duly executed and entered into this Agreement, as of the date first above written.

                                          IMPCO TECHNOLOGIES, INC.

                                          By:
                                             -----------------------------------
                                             Name:
                                                   -----------------------------
                                             Title:
                                                   -----------------------------


                                          QUANTUM FUEL SYSTEMS
                                          TECHNOLOGIES WORLDWIDE, INC.

                                          By:
                                             -----------------------------------
                                             Name:
                                                   -----------------------------
                                             Title:
                                                   -----------------------------




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                                 Schedule 5.1(b)

The exercise prices for each IMPCO Adjusted Option and Quantum Option will be determined as follows:

     1. Calculate the aggregate intrinsic value of the IMPCO Option immediately prior to the Distribution and determine the ratio of the exercise price for the IMPCO Option to the market value of IMPCO Common Stock immediately prior to the Distribution (the "Pre-Distribution Exercise Price to Market Price Ratio").

     2. Calculate the preliminary IMPCO Adjusted Option exercise price by dividing (x) the market value of IMPCO Common Stock (without Quantum) immediately after the Distribution by (y) the sum of (i) the market value of IMPCO Common Stock immediately after the Distribution and (ii) the market value of Quantum Common Stock immediately after the Distribution multiplied by the Distribution Ratio, and multiplying the result by the exercise price for the IMPCO Option.

     3. Divide the preliminary IMPCO Adjusted Option exercise price by the market value of IMPCO Common Stock immediately after the Distribution to determine the "IMPCO Adjusted Exercise Price to Market Price Ratio." If the IMPCO Adjusted Exercise Price to Market Price Ratio is less than the Pre-Distribution Exercise Price to Market Price Ratio, increase the preliminary IMPCO Adjusted Option exercise price to align the IMPCO Adjusted Exercise Price to Market Ratio with the Pre-Distribution Exercise Price to Market Price Ratio in order to determine the final Adjusted IMPCO Option exercise price.

     4. Calculate the preliminary Quantum Option exercise price by multiplying the exercise price for the IMPCO Option by the result obtained by dividing (z) one minus the fraction calculated in paragraph 2 above by (w) the Distribution Ratio.

     5. Divide the preliminary Quantum Option exercise price by the market value of Quantum Common Stock immediately after the Distribution to determine the "Quantum Adjusted Exercise Price to Market Price Ratio." If the Quantum Adjusted Exercise Price to Market Ratio is less than the Pre-Distribution Exercise Price to Market Price Ratio, increase the preliminary Quantum Option exercise price to align the Quantum Adjusted Exercise Price to Market Price Ratio with the Pre-Distribution Exercise Price to Market Price Ratio in order to determine the final Quantum Option exercise price.

     6. Finally, add the aggregate intrinsic values of the Adjusted IMPCO Option and Quantum Option and compare the sum to the aggregate intrinsic value calculated in paragraph 1 above and make final adjustments, if necessary, so that the aggregate intrinsic values of the Adjusted IMPCO Option and Quantum Option do not exceed the original aggregate intrinsic value of the IMPCO Option.

                                       17